UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRANE HARBOR ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

On March 12, 2026, the following email was sent by Crane Harbor Acquisition Corp. to its shareholders.

Dear investor,

I hope you are doing well. As you are likely aware, our shareholder vote is set to occur virtually at https://www.cstproxy.com/craneharboracquisition/2026 on March 19th at 10:00 a.m, Eastern Time and we expect to complete our proposed business combination with Xanadu shortly thereafter. Following the closing, Xanadu is expected to become the first pure-play, publicly listed photonic quantum computing company.

Ahead of that, we wanted to personally update you and your team on some of Xanadu’s recent successes and the momentum Xanadu has going into the extraordinary shareholder meeting.

●	Yesterday, Xanadu announced a potential major funding milestone, as Xanadu has entered into negotiations toward up to CAD $390 million in support from the Government of Canada and the Government of Ontario to advance quantum manufacturing. This capital, subject to due diligence and the execution of definitive agreements, combined with the proceeds from the merger (assuming both close as expected), will, if received, make Xanadu well-positioned to fund the infrastructure required for large-scale quantum computing. We’re incredibly excited about the news – which we believe once again demonstrates that Canada is behind Xanadu and its mission.

●	On March 4th, Xanadu hosted an in-person analyst day in NYC at Nasdaq MarketSite; it was a highly engaged event, bringing together nearly 20 financial institutions who have the potential to cover Xanadu’s stock post-closing, with strong interest expressed in Xanadu’s differentiated position within the sector.

●	Today, alongside Morgan Stanley, Xanadu is hosting a select group of investors from top Canadian pension funds and institutional investors, on-site at Xanadu’s Toronto office. The Canadian buy-side market has been eager to learn more about quantum – and Xanadu – and the firms that will be in attendance oversee a combined $1 trillion in assets. Xanadu’s Canadian roots are an integral part of its identity, and attracting capital from new investors who do not yet understand or own the sector is a key priority for Xanadu.

●	On the partnership side, Xanadu has announced strategic collaborations with Lockheed Martin, Tower Semiconductor, Mitsubishi Chemical, and AMD – all within the past 30 days. These represent some of the highest profile partnerships to date for Xanadu, further clarifying their path to commercialization.

These efforts have not gone unnoticed, and we’re seeing encouraging signals in the expansion of Xanadu’s digital footprint and public profile. The milestones mentioned have been featured in tier-1 media such as Bloomberg, Barron’s, The Globe & Mail, and many others. Our social content has seen over ten million impressions in just the past week and we’re reaching new audiences by the day.

Please don’t hesitate to reach out to us, to discuss what has been highlighted above as well as what’s next.

Best regards,

About Xanadu

Xanadu Quantum Technologies Inc. (“Xanadu”) is a Canadian quantum computing company with the mission to build quantum computers that are useful and available to people everywhere. Founded in 2016, Xanadu has become one of the world’s leading quantum hardware and software companies. The Company also leads the development of PennyLane, an open-source software library for quantum computing and application development. Visit xanadu.ai or follow us on X @XanaduAI.

Press Contact:

press@xanadu.ai

Investor Relations:

investors@xanadu.ai

Business Combination

Xanadu recently announced a business combination agreement with Crane Harbor Acquisition Corp. (“Crane Harbor”) (Nasdaq: CHAC), a publicly traded special purpose acquisition company. The combined company, Xanadu Quantum Technologies Limited (“NewCo”), is expected to be capitalized with approximately US$500 million in gross proceeds, comprising approximately US$225 million from Crane Harbor’s trust account (as of September 30, 2025), assuming no redemptions by Crane Harbor’s public stockholders, as well as US$275 million from a group of strategic and institutional investors participating in the transaction via a common equity committed private placement investment. NewCo is expected to be listed on the Nasdaq Stock Market and on the Toronto Stock Exchange.

About Crane Harbor Acquisition Corp.

Crane Harbor is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Additional Information About the Proposed Transaction and Where to Find It

The proposed business combination transaction will be submitted to shareholders of Crane Harbor and Xanadu for their consideration. NewCo and Crane Harbor have jointly filed a registration statement on Form F-4 (the “Registration Statement”) to the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on February 27, 2026, and which includes a definitive proxy statement/prospectus. The definitive proxy statement/prospectus and other relevant documents have been mailed to Crane Harbor shareholders as of February 4, 2026, the record date established for voting on the proposed transaction, in connection with Crane Harbor’s solicitation of proxies for the vote by Crane Harbor’s shareholders in connection with the proposed transaction and other matters described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Xanadu stockholders in connection with the completion of the proposed transaction. Before making any voting or investment decision, Crane Harbor’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus, as well as other documents filed with the SEC by NewCo and/or Crane Harbor in connection with the proposed transaction, as these documents will contain important information about NewCo, Crane Harbor, Xanadu and the proposed transaction. Shareholders may obtain a copy of the definitive proxy statement/prospectus, as well as other documents filed by NewCo and/or Crane Harbor with the SEC, without charge, at the SEC’s website located at www.sec.gov, Crane Harbor’s website at www.craneharboracquisition.com or by emailing investors@xanadu.ai.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the U.S. federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by the use of words such as “plan,” “project,” “forecast,” “will,” “expect,” “anticipate,” “believe,” “could,” “may,” “potential,” “proposed” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements on current expectations and projections about future events. These statements include: the expected timing of the shareholder vote and the closing of the proposed business combination; Xanadu becoming the first publicly listed pure-play photonic quantum computing company following the closing; the potential receipt of up to CAD $390 million in government support from the Government of Canada and the Government of Ontario, including the successful completion of due diligence and execution of definitive agreements in connection therewith; the anticipated benefits of such government support combined with the proceeds from the proposed business combination, including Xanadu’s ability to fund the infrastructure required for large-scale quantum computing; the stock exchanges on which the shares of the combined company are expected to trade; pro forma enterprise value and market capitalization of the combined company; proceeds from the business combination and related PIPE; funds received by the combined company from Crane Harbor’s trust account and redemptions by Crane Harbor’s public shareholders; projections regarding Xanadu’s ability to commercialize new products and technologies and the timing thereof, including through strategic partnerships; the successful consummation and potential benefits of the proposed transaction and expectations related to its terms and timing; and the expansion of Xanadu’s digital footprint and public profile.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of Xanadu and Crane Harbor. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause the actual results of the combined company following the proposed transaction, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that Xanadu is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; Xanadu’s historical net losses and limited operating history; that there is substantial doubt about Xanadu’s ability to continue as a going concern; Xanadu’s expectations regarding future financial performance, capital requirements and unit economics; Xanadu’s use and reporting of business and operational metrics; Xanadu’s competitive landscape; Xanadu’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the potential need for additional future financing; Xanadu’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; Xanadu’s reliance on strategic partners and other third parties; Xanadu’s concentration of revenue in contracts with government or state-funded entities; Xanadu’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use, rate of adoption, and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; material weaknesses in Xanadu’s internal control over financial reporting and the combined company’s ability to maintain internal control over financial reporting and operate as a public company; the possibility that required shareholder and regulatory approvals for the proposed transaction are delayed or are not obtained, which could adversely affect the combined company or the expected benefits of the proposed transaction; the risk that shareholders of Crane Harbor could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against Xanadu or Crane Harbor; failure to realize the anticipated benefits of the proposed transaction; the ability of Crane Harbor or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in Crane Harbor’s filings with the SEC. These forward-looking statements are based on certain assumptions, including that none of the risks identified above materialize; that there are no unforeseen changes to economic and market conditions, and that no significant events occur outside the ordinary course of business. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by Xanadu, Crane Harbor or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of Xanadu’s and Crane Harbor’s management as of the date of this communication; subsequent events and developments may cause their assessments to change. While Xanadu and Crane Harbor may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so, unless required by applicable securities laws. Accordingly, undue reliance should not be placed upon these statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this communication, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

An investment in Crane Harbor is not an investment in any of Crane Harbor’s founders’ or sponsors’ past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of Crane Harbor, which may differ materially from the performance of Crane Harbor’s founders’ or sponsors’ past investments.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering in any province or territory of Canada. In addition, no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this communication or the merits of any of the securities described herein and any representation to the contrary is an offense.

Participants in the Solicitation

NewCo, Crane Harbor, Xanadu and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Crane Harbor’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Crane Harbor’s shareholders in connection with the proposed transaction is set forth in the definitive proxy statement/prospectus filed by NewCo with the SEC. You can find more information about Crane Harbor’s directors and executive officers in Crane Harbor’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the definitive proxy statement/prospectus. Shareholders, potential investors and other interested persons should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

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